UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2008, the sole member of Cheniere Energy Partners GP, LLC (the “General Partner”), the general partner of Cheniere Energy Partners, L.P. (the “Partnership”), elected R. Keith Teague as a member of the board of directors of the General Partner, and the board of directors of the General Partner elected Mr. Teague as President and Chief Operating Officer of the General Partner. Information regarding Mr. Teague’s business experience is reported in Cheniere Energy, Inc.’s (“Cheniere”) 2008 Proxy Statement and is incorporated herein by reference.

The Partnership is managed by the General Partner and has no employees, directors or officers. The General Partner pays no cash compensation to its officers, including Mr. Teague. All of the officers of the General Partner are also officers of Cheniere, including Mr. Teague who serves as Senior Vice President Asset Group of Cheniere. Cheniere compensates its officers for the performance of their duties as executive officers of Cheniere, which includes managing the Partnership. Mr. Teague does not receive additional compensation for his service as a director of the General Partner.

There are no other material relationships or transactions between Mr. Teague and the Partnership or any of the General Partner’s directors, executive officers, or major securityholders, or the immediate family members of any such person. In addition, there are no family relationships between Mr. Teague and any director or executive officer of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Date: June 17, 2008	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer